                                                                  Exhibit 99.1


[ZOLTEK logo]
FOR IMMEDIATE RELEASE
---------------------

                     ZOLTEK REPORTS SECOND QUARTER RESULTS
                     -------------------------------------

         ST. LOUIS, MISSOURI -- MAY 10, 2010 -- Zoltek Companies, Inc. (Nasdaq: ZOLT) today reported financial results for the second quarter of its 2010 fiscal year.

         Zoltek's net sales for the quarter ended March 31, 2010, totaled $26.0 million, compared to $36.0 million in the second quarter of fiscal 2009, a decrease of 28%. On a sequential quarter basis, sales for the latest quarter declined $2.9 million, or 10%, from the first quarter of fiscal 2010.

         For fiscal 2010's second quarter, Zoltek reported a net loss of $5.0 million, compared to net income of $0.5 million in the second quarter of fiscal 2009. In the first quarter of fiscal 2010, Zoltek incurred a net loss of $0.5 million.

         For the first half of fiscal 2010, Zoltek's net sales were $54.9 million, compared to $74.6 million in the first half of fiscal 2009, a decrease of 26%. For the first half of the current fiscal year, Zoltek reported a net loss of $5.5 million, compared to net income of $1.0 million in the first half of fiscal 2009.

         "Like many other businesses - and, even more so, like most of our customers - we went into 2010 expecting a slow start and a strong finish, and that is exactly how it appears to be working out. We have already begun to increase shipments of our low-cost, high-performance carbon fibers in response to a significantly stronger recent order flow," Zsolt Rumy, Zoltek's Chairman and Chief Executive Officer, observed.

         "In particular," Rumy said, "we are encouraged by the recovery in demand publicly reported by Vestas Wind Systems AS, of Denmark, the world largest producer of advanced wind turbines. Vestas is the largest buyer of carbon fibers in the world and currently Zoltek's biggest customer. In its quarterly financial report on April 28th, Vestas announced a 32% decrease in revenues. But the good news was that Vestas reported the volume of new orders was nearly double its revenues for the quarter. Vestas noted that it expects the flow of new orders to continue to strengthen through the rest of this year. That translates into rising production and sales and it is great news for Zoltek because we are the primary supplier of the carbon fibers that Vestas uses to produce the rotor blades that power the biggest and most advanced wind turbines."

         Rumy said that he also expects to receive increased orders in the second half of fiscal 2010 from wind turbine producer Gamesa Group of Spain. Zoltek is in ongoing discussions and production trials with several potential new customers in wind energy in Europe, Asia and Latin America and expects to negotiate new long-term supply relationships with additional manufacturers of wind turbines and the blades that power them. Currently, by a large majority, Zoltek's carbon fibers are used in wind turbine blades that utilize carbon fibers. Rumy added, "We believe our success in wind energy applications has been due to providing the best value proposition in the industry and we will continue to execute our business strategies to maintain this strong supply position."

         In addition, Rumy said that despite the net loss in the year-to-date period, Zoltek has continued to pay down its long-term debt and to aggressively monitor and manage its working capital. At the end of the second


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[ZOLTEK logo]
Zoltek Reports Second Quarter Results
Page 2
May 10, 2010

------------------------------------------------------------------------------

quarter, Zoltek's debt-to-equity ratio was 0.12-to-1 and current ratio was 4.12-to-1. The company believes that its current lines of credit and enhanced liquidity will support its growth plans for the foreseeable future.

         During the second quarter, Zoltek announced the formation of a new subsidiary, called Zoltek Automotive, to speed the development of high-volume applications for carbon fibers within the automotive industry. Further information about this new venture may be found at WWW.ZOLTEK.COM. Spearheaded by two highly regarded experts in automotive composites, Zoltek Automotive will provide "auto-makers and their top-tier suppliers with a comprehensive set of solutions to their needs - everything from reliable supply of carbon fiber and carbon fiber composites at predictably low prices, to process technology, to design, analysis and testing, and to fabrication and manufacturing of a wide assortment of composite parts and structures." Rumy said that he expected that the automotive industry ultimately will emerge as the largest user of carbon fibers, and that he expected significant sales of carbon fibers to the automotive industry to begin within the next three years.

         Zoltek will host a conference call to review second quarter results and answer questions on Tuesday, May 11, 2010, at 10:00 am CT. The conference dial-in number is (888) 256-1013. The confirmation code is 5648870. Individuals who wish to participate should dial in 5 to 10 minutes prior to the scheduled start time. This conference call will also be webcast on Zoltek's website _ under "Investor Relations - Events & Presentations." The webcast replay will be available on the website several hours after the call.

                       FOR FURTHER INFORMATION CONTACT:
                         ZSOLT RUMY, CHAIRMAN AND CEO
                              3101 MCKELVEY ROAD
                              ST. LOUIS, MO 63044
                                (314) 291-5110

This press release contains certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "believe," "goal," "plan," "intend," "estimate," and similar expressions and variations thereof are intended to specifically identify forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of us, our directors and officers with respect to, among other things: (1) our financial prospects; (2) our growth strategy and operating strategy, including our focus on facilitating acceleration of the introduction and development of mass market applications for carbon fibers; (3) our current and expected future revenue; and (4) our ability to complete financing arrangements that are adequate to fund current operations and our long-term strategy.

This press release also contains statements that are based on the current expectations of our company. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The factors that might cause such differences include, among others, our ability to: (1) successfully adapt to recessionary conditions in the global economy and substantial volatility in order rates from our wind energy customers; (2) penetrate existing, identified and emerging markets, including entering into new supply agreements with large volume customers; (3) continue to improve efficiency at our manufacturing facilities on a timely and cost-effective basis to meet current order levels of carbon fibers; (4) successfully add new planned capacity for the production of carbon fiber and precursor raw materials and meet our obligations under long-term supply agreements; (5) maintain profitable operations; (6) increase or maintain our borrowing at acceptable costs; (7) manage changes in customers' forecasted requirements for our products; (8) continue investing in application and market development for a range of applications; (9) manufacture low-cost carbon fibers and profitably market them despite fluctuations in raw material and energy costs; (10) successfully operate our Mexican facility to produce acrylic fiber precursor and carbon fibers; (11) resolve the pending non-public, fact-finding investigation being conducted by the Securities and Exchange Commission; (12) successfully continue operations at our Hungarian facility if natural gas supply disruptions occur; (13) successfully prosecute patent litigation; (14) successfully implement and coordinate our alliance with Global Blade Technology; (15) successfully facilitate adoption of our carbon fibers by the auto industry for use in high-volume applications; and
(16) manage the risks identified under "Risk Factors" in our filings with the SEC. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.


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[ZOLTEK logo]
Zoltek Reports Second Quarter Results
Page 3
May 10, 2010

-------------------------------------------------------------------------------------------------------------------------

                                                  ZOLTEK COMPANIES, INC.
                                                SUMMARY FINANCIAL RESULTS
                                  (Amounts in thousands except share and per share data)
                                                       (Unaudited)


                                                                                                   Three Months Ended
                                                                                                March 31         March 31
                                                                                                  2010             2009
                                                                                               --------------------------
Net sales.................................................................................     $    26,029    $    36,006
Cost of sales, excluding available unused capacity costs..................................          20,294         25,410
Available unused capacity costs...........................................................           4,283          1,478
                                                                                               -----------    -----------
      Gross profit........................................................................           1,452          9,118
Application and development costs.........................................................           1,965          1,726
Selling, general and administrative expenses..............................................           4,531          5,341
                                                                                               -----------    -----------
OPERATING (LOSS) INCOME...................................................................          (5,044)         2,051
Interest income...........................................................................               6            105
(Loss) gain on foreign currency transactions..............................................            (382)         1,073
Other expense, net........................................................................            (217)          (206)
Gain on derivative liabilities............................................................             274              -
Interest expense, excluding amortization of financing fees and debt discount..............            (131)          (377)
Amortization of financing fees and debt discount..........................................             (92)        (1,593)
                                                                                               -----------    -----------
      (LOSS) INCOME BEFORE INCOME TAXES...................................................          (5,586)         1,053
Income tax benefit (expense)..............................................................             600           (580)
                                                                                               -----------    -----------
NET (LOSS) INCOME.........................................................................     $    (4,986)   $       473
                                                                                               ===========    ===========

Basic and diluted (loss) income per share.................................................     $     (0.14)   $      0.01

Weighted average common shares outstanding - basic........................................      34,417,071     34,405,692

Weighted average common shares outstanding - diluted......................................      34,417,071     34,482,098



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[ZOLTEK logo]
Zoltek Reports Second Quarter Results
Page 4
May 10, 2010

-------------------------------------------------------------------------------------------------------------------------

                                                  ZOLTEK COMPANIES, INC.
                                                SUMMARY FINANCIAL RESULTS
                                  (Amounts in thousands except share and per share data)
                                                       (Unaudited)



                                                                                                    Six Months Ended
                                                                                                March 31         March 31
                                                                                                  2010             2009
                                                                                               --------------------------
Net sales.................................................................................     $    54,896    $    74,635
Cost of sales, excluding available unused capacity costs..................................          42,443         53,502
Available unused capacity costs...........................................................           7,054          1,751
                                                                                               -----------    -----------
      Gross profit........................................................................           5,399         19,382
Application and development costs.........................................................           3,949          3,448
Selling, general and administrative expenses..............................................           9,245         10,408
                                                                                               -----------    -----------
OPERATING (LOSS) INCOME...................................................................          (7,795)         5,526
Interest income...........................................................................              14            324
(Loss) gain on foreign currency transactions..............................................             (36)         1,251
Other expense, net........................................................................            (629)          (460)
Gain on derivative liabilities............................................................           1,132              -
Interest expense, excluding amortization of financing fees and debt discount..............            (264)          (945)
Amortization of financing fees and debt discount..........................................            (289)        (3,557)
                                                                                               -----------    -----------
      (LOSS) INCOME BEFORE INCOME TAXES...................................................          (7,867)         2,139
Income tax benefit (expense)..............................................................           2,398         (1,130)
                                                                                               -----------    -----------
NET (LOSS) INCOME.........................................................................     $    (5,469)   $     1,009
                                                                                               ===========    ===========

Basic and diluted (loss) income per share.................................................     $     (0.16)   $      0.03

Weighted average common shares outstanding - basic........................................      34,420,796     34,405,156

Weighted average common shares outstanding - diluted......................................      34,420,796     34,486,450


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[ZOLTEK logo]
Zoltek Reports Second Quarter Results
Page 5
May 10, 2010

----------------------------------------------------------------------------------------------------------------------------

                                                 CONSOLIDATED BALANCE SHEETS
                                   (Amounts in thousands, except share and per share data)
                                                         (Unaudited)
                                                                                                   March 31     September 30
                                                                                                     2010           2009
                                                                                                 ------------   -----------
ASSETS
----------------------------------------------------------------------------------------------------------------------------
Current assets:
     Cash and cash equivalents.................................................................  $     22,616   $    20,943
     Accounts receivable, less allowance for doubtful accounts of $1,809 and
        $2,356, respectively...................................................................        19,225        30,507
     Inventories, net..........................................................................        41,582        48,058
     Other current assets......................................................................         7,935        10,100
                                                                                                 ------------   -----------
         Total current assets..................................................................        91,358       109,608
Property and equipment, net....................................................................       242,633       256,910
Other assets...................................................................................           137           327
                                                                                                 ------------   -----------
         Total assets..........................................................................  $    334,128   $   366,845
                                                                                                 ============   ===========

LIABILITIES AND SHAREHOLDERS' EQUITY [OBJECT OMITTED]Current liabilities:
----------------------------------------------------------------------------------------------------------------------------
     Borrowings under credit lines.............................................................  $      7,803   $    12,277
     Current maturities of long-term debt......................................................         1,681         4,159
     Trade accounts payable....................................................................         5,563         9,408
     Accrued expenses and other liabilities....................................................         6,627         6,845

     Construction payables.....................................................................           483           792
                                                                                                 ------------   -----------
         Total current liabilities.............................................................        22,157        33,481
Long-term debt, less current maturities........................................................             -           981
Hungarian grant, long-term ....................................................................         9,700        10,228
Deferred tax liabilities.......................................................................         2,421         6,690
Derivative liabilities.........................................................................         1,929             -
                                                                                                 ------------   -----------
         Total liabilities.....................................................................        36,207        51,380
                                                                                                 ------------   -----------
Commitments and contingencies
Shareholders' equity:
     Preferred stock, $.01 par value, 1,000,000 shares authorized,
       no shares issued and outstanding........................................................             -             -
     Common stock, $.01 par value, 50,000,000 shares authorized,
        34,408,608 and 34,424,441 shares issued and outstanding
        in March 31, 2010 and September 30, 2009, respectively.................................           344           344
     Additional paid-in capital................................................................       480,113       494,311
     Accumulated other comprehensive loss......................................................       (28,839)      (18,405)
     Accumulated deficit ......................................................................      (153,697)     (160,785)
                                                                                                 ------------  ------------
         Total shareholders' equity............................................................       297,921       315,465
                                                                                                 ------------  ------------
         Total liabilities and shareholders' equity............................................  $    334,128  $    366,845
                                                                                                 ============  ============


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[ZOLTEK logo]
Zoltek Reports Second Quarter Results
Page 6
May 10, 2010

-------------------------------------------------------------------------------------------------------------------

                                             OPERATING SEGMENTS SUMMARY
                                               (Amounts in thousands)
                                                    (Unaudited)

                                                                       THREE MONTHS ENDED MARCH 31, 2010
                                                                       ---------------------------------
                                                              CARBON       TECHNICAL     CORPORATE/
                                                              FIBERS         FIBERS        OTHER           TOTAL
                                                              ------         ------        -----           -----
Net sales..............................................    $    19,654    $     5,973    $      402     $    26,029
Cost of sales, excluding available unused
 capacity costs........................................         15,494          4,486           314          20,294
Available unused capacity costs........................          3,733            550             -           4,283
Gross profit...........................................            427            937            88           1,452
Operating income (loss)................................         (1,623)           731        (4,152)         (5,044)
Depreciation...........................................          3,274            434           393           4,101
Capital expenditures...................................            970            288           197           1,455

                                                                       THREE MONTHS ENDED MARCH 31, 2009
                                                                       ---------------------------------
                                                              CARBON       TECHNICAL     CORPORATE/
                                                              FIBERS         FIBERS        OTHER           TOTAL
                                                              ------         ------        -----           -----
Net sales .............................................    $    28,914    $     6,490    $      602     $    36,006
Cost of sales, excluding available unused
  capacity costs.......................................         20,239          4,813           358          25,410
Available unused capacity costs........................          1,111            367             -           1,478
Gross profit...........................................          7,564          1,310           244           9,118
Operating income (loss)................................          4,730            603        (3,282)          2,051
Depreciation...........................................          3,293            390           270           3,953
Capital expenditures...................................          4,538            101            81           4,720

                                                                       SIX MONTHS ENDED MARCH 31, 2010
                                                                       -------------------------------
                                                              CARBON       TECHNICAL     CORPORATE/
                                                              FIBERS         FIBERS        OTHER           TOTAL
                                                              ------         ------        -----           -----
Net sales .............................................    $    43,596    $    10,403    $      897     $    54,896
Cost of sales, excluding available unused
  capacity costs.......................................         33,379          8,282           782          42,443
Available unused capacity costs........................          6,160            894             -           7,054
Gross profit...........................................          4,057          1,227           115           5,399
Operating income (loss)................................           (335)           792        (8,252)         (7,795)
Depreciation...........................................          6,713            892           812           8,417
Capital expenditures...................................          1,209            512           384           2,105

                                                                       SIX MONTHS ENDED MARCH 31, 2009
                                                                       -------------------------------
                                                              CARBON       TECHNICAL     CORPORATE/
                                                              FIBERS         FIBERS        OTHER           TOTAL
                                                              ------         ------        -----           -----
Net sales .............................................    $    61,630    $    11,755    $    1,250     $    74,635
Cost of sales, excluding available unused
  capacity costs.......................................         43,878          8,634           990          53,502
Available unused capacity costs........................          1,202            549             -           1,751
Gross profit...........................................         16,550          2,572           260          19,382
Operating income (loss)................................         11,236          1,134        (6,844)          5,526
Depreciation...........................................          6,664            809           553           8,026
Capital expenditures...................................         12,363            537           154          13,054